Exhibit 99.1

Enertopia Provides Drilling Update and WT Lithium Project Timeline

Kelowna, British Columbia--(Newsfile Corp. - January 23, 2023) - Enertopia Corporation (OTCQB: ENRT) and (CSE: ENRT) ("Enertopia'' or the "Company") a company focused on building shareholder value through a combination of our Nevada lithium claims, intellectual property, & pending patents in the green technology space, is very pleased to provide the following lithium project update.

Building on last year's successful inaugural drilling program at our West Tonopah Lithium project, the Board of Directors has approved a second phase drill program involving 10-13 holes with drilling depths of 300 feet to 450 feet for each hole, for an estimated total drilling program of 3,000 to 5,850 feet.

The program’s focus will be on completing drill holes into the known areas of the higher-grade upper claystone horizon, which is currently estimated to cover approximately 640 acres. The additional drill hole data will further help to define the stratigraphic and structural controls affecting claystone deposition & preservation over the area. For reference, the Clayton Valley project the company sold to Cypress Development Corp in May 2022 covered 160 acres.

Based on last year's drilling data, and the proposed 2023 drilling program, we expect to come up with a measured/indicated and inferred resource over the estimated 640 acres of higher-grade upper claystone horizon.  Upon completion of the 2023 drilling program, the Company will commission the writing of an inaugural 43-101 report for the West Tonopah Project.

If Possible, the Company may look at completing a preliminary feasibility study in 2024 pending the 43-101 results and recommendations from the report. Recent news from American Lithium Corp, January 17,2023 which owns the TLC project one mile north of our West Tonopah Project, suggests they are expecting to have a completed pre-feasibility study out to the marketplace shortly. This information should also be relative to future development potential on our West Tonopah project.

2023 initiatives for West Tonopah Lithium Project:

  Submittal of updated NOI to the BLM for review and approval (Feb-Mar)
  Confirmation of drilling contractor and geological support staff (Apr-May)
  2023 Drill program, results, and commission of 43-101 Report (Jun-Oct)

"I am extremely pleased that the hard work from prior years has set the stage for the next phase of corporate development and look forward to a steady stream of news and advancements in 2023." Stated President Robert McAllister.

For additional project details please visit our website at https://enertopia.com/

About Enertopia

Defines itself as an Environmental Solutions Company focused on using modern technology on extracting lithium and verifying or sourcing other intellectual property in the EV & green technologies to build shareholder value.

Enertopia shares are quoted in the United States and Canada under ticker symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1-888-ENRT201.

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its mining or technology projects, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes in the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the testing for the brine recovery system will be effective for the recovery of Lithium and if effective will be economic or have any positive impact on Enertopia, or that current talks with respect to potential joint ventures or partnerships will result in definitive agreements. There can be no assurance that the four pending patents will become patents and have a positive impact on Enertopia. There can be no assurance that provisional patent applications will become patents pending. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The OTC and CSE have not reviewed and does not accept responsibility for the adequacy or accuracy of this release.